UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2012, the Board of Directors (the “Board”) of Discover Financial Services (the “Registrant”) approved a change to the Registrant’s fiscal year end from November 30 to December 31 of each year.

The fiscal year change is effective beginning with the Registrant’s 2013 fiscal year, which will now begin January 1, 2013 and end December 31, 2013. As a result of the change, the Registrant will have a December 2012 fiscal month transition period, the results of which are expected to be separately reported in the Registrant’s Quarterly Report on Form 10-Q for the new fiscal first quarter ending March 31, 2013 and in the Registrant’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013.

The Registrant expects this change to also impact any record dates and payment dates for any dividends to be paid on the Registrant’s common stock, if and when as declared by the Board in the future, as compared to such dates in fiscal 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: December 4, 2012	By:	/s/ Simon Halfin
Name: Simon Halfin
Title: Vice President, Assistant General Counsel and Assistant Secretary